Exhibit 4.10.1

June 19, 2013

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle Street

Suite 1020

Chicago, Illinois 60602

Attention: Global Corporate Trust

Officers’ Certificate

Ladies and Gentlemen:

Pursuant to Sections 102 and 301 of the Indenture dated as of November 6, 2001, as supplemented (the “Indenture”), between Janus Capital Group Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and by authority established under the resolutions, dated May 20, 2013 adopted by the Board of Directors of the Company, delivered herewith, the undersigned officers of the Company do hereby certify that:

1.                                      The title of the Securities is 0.75% Notes due 2018 (the “Notes”). The CUSIP number for the Notes is set forth in the Note specimen attached hereto as Exhibit A.

2.                                      The Notes will be initially authenticated and delivered under the Indenture in the amount of $116,602,000. Additional Notes, without limitation as to amount, having the same terms and conditions as the outstanding Notes (except for the issue date, issue price and, if applicable, the first payment of interest) may also be issued by the Company pursuant to the Indenture without the consent of the existing holders of the Notes. Any such additional Notes as may be issued pursuant to the Indenture from time to time shall be part of the same series as the then-outstanding Notes.

3.                                      The maturity of the Notes is July 15, 2018.

4.                                      The Notes shall bear interest at a fixed rate of 0.75%. The date from which interest shall accrue, the interest payment dates, the record date for interest payable, and the other terms of payment of interest on the Notes are set forth in the Note specimen attached hereto as Exhibit A.

5.                                      The optional redemption provisions applicable to the Notes are set forth in the Note specimen attached hereto as Exhibit A.

6.                                      If at the time a redemption notice is given, the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to their receipt on or before the redemption date and such notice shall be of no effect unless such moneys are so received. Any redemption may be conditioned upon the consummation of one or more other transactions, including any debt or equity issuance by us or any of our parent companies.

7.                                      There is no obligation of the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provision.

8.                                      The denomination in which the Notes shall be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

9.                                      The Notes will be initially issued in global form to Cede & Co., the nominee of The Depository Trust Company, as Depositary.

10.                               All other terms of the Notes are set forth in the Note specimen attached hereto as Exhibit A.

11.                               We have read the Indenture, including the provisions of Sections 102, 201, 203, 301, 303 and 901, and examined such other documents relating to the issuance and sale of the Notes by the Company as we deemed necessary to enable us to make the statement that in our opinion, as of the date hereof, whether or not the Company has complied with all conditions precedent to the authentication and delivery of the Notes as provided for in the Indenture, which authentication will be effectuated pursuant to the Company’s written order and instructions. In our opinion, such conditions precedent have been complied with.

We hereby request that the Trustee authenticate and deliver the Notes to Cede & Co.

All capitalized terms not defined herein, which are defined in the Indenture or the Note specimen attached hereto as Exhibit A shall have the meanings assigned to them therein.

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IN WITNESS WHEREOF, the undersigned have hereunto executed this Officers’ Certificate as of the date above written.

By:	/s/ Jennifer McPeek
	Name:	Jennifer McPeek
	Title:	Senior Vice President, Corporate
Finance and Treasurer

By:	/s/ David Grawemeyer
	Name:	David Grawemeyer
	Title:	Secretary

[Signature Page to Officer’s Certificate to Indenture]

EXHIBIT A

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

JANUS CAPITAL GROUP INC.

0.75% Convertible Senior Note due 2018

No. R-1	Initially $116,602,000

CUSIP No. 47102X AH8

JANUS CAPITAL GROUP INC., a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay CEDE & CO., or registered assigns, ONE HUNDRED AND SIXTEEN MILLION, SIX HUNDRED AND TWO THOUSAND DOLLARS ($116,602,000) (or such lesser principal amount as shall be specified in the “Schedule of Exchanges of Securities” attached hereto) on July 15, 2018 unless earlier converted or repurchased, and to pay interest thereon as set forth in the manner, at the rates and to the Persons set forth in the Indenture.

This Note shall bear interest at a rate of 0.75% per annum from June 19, 2013 or from the most recent date to which interest had been paid or provided to, but excluding, the next scheduled Interest Payment Date, until the principal hereof shall be repaid. Interest on this Note will be computed on the basis of a 360-day year composed of twelve 30-day months. Interest is payable semi-annually in arrears on each January 15 and July 15, commencing on January 15, 2014, to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest. Additional Interest will be payable at the option of the Company on the terms set forth in Section 5.02 of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 5.02 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

The Company will pay interest on overdue principal (including the Fundamental Change Purchase Price, if applicable), and, to the extent lawful, on Defaulted Interest, in each case at the annual rate of the then-applicable interest rate from the required payment date. Interest not paid when due and any interest on principal (including the Fundamental Change Purchase Price, if applicable) or interest not paid when due shall be paid to Holders by the Company in accordance with the provisions of Section 307 of the Original Indenture and, for this purpose, each reference to Defaulted Interest in the Original Indenture shall be deemed to include such interest payable in respect of overdue principal (including the Fundamental Change Purchase Price, if applicable).

The Company shall pay principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control. This Note, and any claim or controversy or dispute arising under or related to this Note, shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of laws).

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, JANUS CAPITAL GROUP INC. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

Dated: June 19, 2013

JANUS CAPITAL GROUP INC.

	By:	/s/ Jennifer McPeek
		Name:	Jennifer McPeek
		Title:	Senior Vice President,
Corporate Finance and Treasurer

[Signature Page to Global Note]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series referred to in the within-mentioned Indenture.

Dated: June 19, 2013

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

	By:	/s/ Lawrence M. Kusch
		Name:	LAWRENCE M. KUSCH
		Title:	VICE PRESIDENT

[Signature Page to Global Note]

JANUS CAPITAL GROUP INC.

0.75% Convertible Senior Note due 2018

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under an Indenture dated as of November 6, 2001, as previously amended and supplemented from time to time in accordance with the terms thereof (herein called the “Original Indenture”) and as further supplemented by the Third Supplemental Indenture dated as of June 19, 2013 (herein called the “Supplemental Indenture” and the Original Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

This Note is not subject to redemption at the option of the Company prior to July 15, 2018 and, for the avoidance of doubt, this Note is not subject to the provisions of Article 11 of the Original Indenture.

The provisions in Articles 4 and 14 of the Original Indenture shall not apply with respect to the Notes, and Article 6 of the Supplemental Indenture supersedes the entirety thereof.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding April 15, 2018, and (ii) on or after April 15, 2018, at any time prior to the close of business on the Business Day immediately preceding the Stated Maturity, to convert this Note or a portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination thereof, at the Company’s election, at the applicable Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price and the principal amount on the Stated Maturity thereof, as the case may be, to the holder who surrenders a Note to the Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, in case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared due and payable, by either the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of, interest on and the consideration due upon conversion of, this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT
Custodian
(Cust)

TEN ENT - as tenants by the entireties
(Minor)

JT TEN - as joint tenants with right of
Survivorship and not as tenants in common	Uniform Gifts to Minors Act	(State)

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULES OF EXCHANGES OF SECURITIES

JANUS CAPITAL GROUP INC.

0.75% Convertible Senior Notes due 2018

The initial principal amount of this Global Note is ONE HUNDRED AND SIXTEEN MILLION, SIX HUNDRED AND TWO THOUSAND DOLLARS ($116,602,000). The following exchanges, purchases or conversions of a part of this Global Note have been made:

	Amount of decrease in	Amount of increase in	principal amount of this	Signature of authorized
Date of	Principal amount of this	principal amount of this	Global Note following	signatory of Trustee or
Exchange	Global Note	Global Note	such decrease or increase	Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: Janus Capital Group Inc.

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is $1,000 or an integral multiple hereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any check in payment for fractional shares of Common Stock, and any Notes representing any unconverted principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the close of business on a Regular Record Date and prior to the open of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal of this Note to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto as set forth in Section 4.08 of the Supplemental Indenture. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

1

Fill in for registration of any shares of Common Stock and Notes if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address
(including zip code number)

Social Security or other Taxpayer
Identifying Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To: Janus Capital Group Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Janus Capital Group Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of this Note and the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all):
$ , 000

NOTICE: The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                              hereby sell(s), assign(s) and transfer(s) unto                                           (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                 to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee